EXHIBIT 99.1
NN, Inc. Announces New Asset-Based Lending Facility

New ABL facility marks successful next step in Company’s balance sheet optimization strategy

FOR IMMEDIATE RELEASE

CHARLOTTE, N.C., Jan. 02, 2025 – NN, Inc. (NASDAQ: NNBR), a global diversified industrial company that engineers and manufactures high-precision components and assemblies, announced today that it has entered into an ABL Credit Agreement governing a new asset-backed senior secured revolving credit facility (the “ABL”). The new ABL Credit Agreement will provide NN Inc. with a $50 million revolving credit facility. The proceeds from the new credit facility were applied to refinance outstanding obligations under the company’s existing asset-backed loan credit agreement.

The new ABL Credit Agreement will carry a maturity of the earlier of two dates, between December 30, 2029, or the date that is 90 days prior to the maturity date of the company’s term loan. PNC Bank, N.A. is the underwriter for the transaction. A summary of the terms of the new credit facility are contained within the company’s recent filing with the Securities and Exchange Commission.

Chris Bohnert, Senior Vice President and Chief Financial Officer commented, “We are pleased to announce the successful refinancing of our revolving credit facility, as this marks an important and positive next step in our comprehensive refinancing efforts. The favorable terms of the new ABL facility reflect the market’s growing confidence in our trajectory, driven by the early success of our company’s enterprise transformation efforts. We thank our lenders for the support shown through this transaction, and we look forward to further advancing our capital structure optimization strategy and utilizing our capital resources to fund our expanding growth programs.”

About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has facilities in North America, Europe, South America, and Asia. For more information about the company and its products, please visit www.nninc.com.

FORWARD-LOOKING STATEMENTS
Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. (the “Company”) based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “growth,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project,” “trajectory” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of pandemics, epidemics, disease outbreaks and other public health crises, on our financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, political and geopolitical instability, military conflict, currency fluctuation, and other risks of doing business outside of the United States; inflationary pressures and changes in the cost or availability of materials, supply chain shortages and disruptions, the availability of labor and labor disruptions along the supply chain; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures, as well as expansion of end markets and product offerings; our ability to hire or retain key personnel; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; our ability to secure, maintain or enforce patents or other appropriate protections for our intellectual property; new laws and governmental regulations; the impact of climate change on our operations; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

Investor Relations:
Joseph Caminiti or Stephen Poe, Investors
NNBR@alpha-ir.com
312-445-2870